Exhibit 10.18
CALIFORNIA
Brokerage Agreement

This Agreement made this 1st day of January, 2005 by and between Bristol West Insurance Services of California, Inc. ("Bristol") and _________________________________ a retail insurance brokerage ("Broker").

RECITALS

WHEREAS, Broker desires to procure from time to time for its clients various insurance coverages offered by the Bristol;

WHEREAS, Bristol desires to make its insurance products available to Broker where the terms are agreeable to both parties;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties covenant and agree as follows:

AGREEMENT

I.	DEFINITIONS

(1)	"Agreement" means this Agreement, all Underwriting Guidelines, addenda, attachments and modifications hereto, all of which shall constitute a part of this Agreement.

(2)	"Commission" means the compensation payable to Broker hereunder, as set forth in Exhibit # 1 to this Agreement.

(3)	"Policy(ies)" means any applications for insurance, insurance contracts including any attached endorsements, and any related documents.

(4)
"Underwriting Guideline(s)" means the manuals, rules, regulations, specific instructions, and bulletins promulgated by Bristol with respect to the placement or writing of any line or class of insurance.

II.	RELATIONSHIP

A.   It is understood and agreed that Broker is an independent contractor, represents the applicant, and is not an agent of Bristol. Further, Broker confirms and agrees that, as an independent contractor, Broker is not an employee, partner or joint venturer of Bristol. Broker may conduct business with such other companies as Broker deems appropriate. Broker has exclusive control of its time and of the conduct of its business, and is responsible for all expenses incurred in the operation of its business.

B.   Broker warrants and represents that it will neither represent itself as an agent, employee, partner or joint venturer of Bristol nor perform any act that would typically be performed by an agent, employee, partner or joint venturer or that would lead an applicant to believe Broker was an agent, employee, partner or joint venturer of Bristol. In the event there is an allegation, demand, claim, and/or litigation that Broker is acting as an agent of Bristol, Broker shall indemnify and hold harmless Bristol pursuant to Section IX (Indemnification of Bristol) below.

III.	BROKER'S AUTHORITY

A.   Bristol specifically herein grants to Broker the authority to submit to Bristol applications for Bristol's insurance products, accept and remit to Bristol premiums and other payments from Broker's clients, and deliver Policies issued by Bristol, subject to and in compliance with this Agreement, the Underwriting Guidelines and California law.

B.   It is understood and agreed that Broker has only that authority specified in this Agreement. Should Broker perform any act inconsistent with the authority granted herein, fail to perform any act specifically required herein, or fail to comply with applicable laws or regulations governing Broker, Broker shall be deemed by Bristol to be acting outside the scope of authority granted and shall be in breach of this Agreement.

C.   Broker has no authority hereunder to bind insurance risks, only to submit applications for such risks. No coverage shall be in effect on any such application until the Policy is bound by Bristol. Bristol will bind coverage only on risks that comply fully with its Underwriting Guidelines and only after Broker has electronically submitted applications for such risks to Bristol.

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IV.	BROKER'S OBLIGATIONS

Broker understands and agrees to adhere to the following obligations. Failure to comply with one or more of these obligations is a breach of this Agreement.

A.   Broker shall conduct business with Bristol in accordance with the provisions of this Agreement. Broker agrees to comply with and be bound by the Underwriting Guidelines, as modified and supplemented by Bristol in its sole and absolute discretion from time to time.

B.   Broker shall adhere to all applicable laws and regulations, including without limitation all laws and regulations pertaining to broker fee disclosures and broker fiduciary duties.

C.   Broker shall, at its own cost and expense, purchase and maintain in force so long as any Policy placed hereunder remains in effect, an Errors and Omissions insurance policy with limits equal to or greater than $500,000 each occurrence and $500,000 general aggregate. Broker shall provide Bristol with a declaration page and, upon request, a certified copy, of said policy. Bristol reserves the right to verify coverage at any time and immediately terminate this Agreement if, in the sole and absolute discretion of Bristol, it deems Broker's Errors and Omissions insurance policy to be unacceptable, in accordance with Section XI, below.

D.   Bristol may furnish to Broker forms, stationary, and other supplies. All such materials shall remain the sole property of Bristol. Broker shall within seven (7) days of termination of this Agreement, or upon Bristol's demand, return any and all materials and any other Bristol property provided to Broker by Bristol.

E.   Broker shall not use the name, trade name, logo, trademark, or other intellectual property of Bristol in any advertising or marketing.

F.   Broker shall not extend credit on behalf of Bristol.

G.   Broker shall remit all payments, forms and other documents to Bristol pursuant to the provisions in this Agreement and in accordance with the Underwriting Guidelines and all other policies and procedures provided to Broker by Bristol.

H.   Broker has no authority to handle any claims on behalf of Bristol, except, however, Broker shall, upon receipt of notice of a claim, immediately report any such information received to Bristol. Broker agrees to cooperate fully in Bristol's or its designee's investigation of any claims.

I.     Broker has no authority to make, alter, vary or discharge any Policy, to extend the time for payment of premiums, to waive or extend any Policy term, obligations or conditions, or to incur any liability on behalf of Bristol.

J.    Broker shall not assign, sell, or transfer through any means, any materials, forms, documents or other things relating to the relationship defined by this Agreement to any other person or entity without the written permission of Bristol.

K.   Broker shall not allow any other person or entity not a party to this Agreement to perform any of the herein authorized or proscribed acts. Without limiting the forgoing, Broker shall not sub-broker any Policy or business contemplated under this Agreement.

L.   Broker shall make available for inspection at any time by Bristol all accounting information, books, records and other documents and things pertaining to the business contemplated by this Agreement.

M.     Broker shall immediately provide to Bristol, upon Bristol's request, any information requested by Bristol pertaining to any Bristol related insurance transaction.

N.      Broker shall be responsible for securing and keeping in force and in good standing the required insurance license and applicable bonds required by the State for Broker to act as an insurance broker. Broker shall not submit any application to Bristol unless the Broker maintains in good standing the required insurance license. Each individual within the Broker's business who handles Bristol's business must be fully licensed as a broker and maintain all bonds required by the State.
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O.   If a conflict exists as to which broker is authorized to represent an insured with respect to any Policy, Broker shall supply Bristol with a written Broker of Record Letter from the insured authorizing the Broker to represent the insured.

V.	UNDERWRITING CONTROL OF THE COMPANY

Bristol reserves the right to refuse any application at any time or to cancel any Policy subject to the provisions of Section VIII below.

VI.	COMMISSIONS

A.   Commissions will be paid as outlined in Exhibit #1, attached. Commissions will be paid net of cancellations and other adjustments to premium. Commission schedules may be revised by mutual agreement of Broker and Bristol or by Bristol giving Broker at least 30 days advance written notice of the revisions and the effective date. Broker acknowledges such right to amend and waives any longer notice period that may be available under applicable statutes, rules or regulations.

B   Broker's right to Commission is conditioned on Broker's full compliance with the terms, conditions, and restrictions of this Agreement. Bristol shall have the right to set off against all sums owed by Bristol to Broker under this Agreement for any indebtedness, liability, claim or obligation, whatsoever, of Broker to Bristol, including unearned Commission. Any misrepresentation or violation of law by Broker to Bristol shall constitute a waiver by Broker of any Commission due and outstanding. Broker agrees that undistributed Commissions in the hands of Bristol at any time may be offset against any monies due Bristol.

C.      Whenever there has been any reduction in premium, whether by cancellation of coverage, adjustment of premium or other cause, for which Commission has been paid hereunder, Broker shall make a refund to Bristol of all Commission paid to Broker in connection therewith. Until said monies are returned by Broker to Bristol, they shall be held by Broker as trustee for Bristol on behalf of Bristol.

VII.	BILLING PROCEDURES

Broker shall submit promptly to Bristol all applications for Policies and remit the gross premiums (without deduction of Commissions) for or payable on such Policies, in accordance with the provisions of Bristol's Underwriting Guidelines. Broker shall be responsible for remitting all collected premiums to Bristol. If Broker fails to remit premiums or unearned Commissions or any other amount due Bristol, Broker agrees to pay the reasonable costs of collection, including attorney fees.

VIII.	POLICY CANCELLATIONS

Any Policy may be cancelled by Bristol, subject to any limitation or restrictions contained within the Policy. A Policy may be cancelled by Bristol in accordance with all statutory and regulatory laws.

IX.	INDEMNIFICATION OF BRISTOL

A.   Broker agrees to fully indemnify and hold harmless Bristol, its successors, and assigns from any and all judgments, losses, damages, costs and expenses, including attorney's fees which Bristol may at any time sustain because of the failure of Broker to comply fully with the terms, provisions and obligations of this Agreement, including, but not limited to the payment to Bristol of all sums of money which may become due Bristol from Broker thereunder and any agreement to indemnify Bristol.

B.   This Agreement to indemnify and hold Bristol harmless shall include the reasonable attorney's fees and related expenses incurred to prosecute or defend any lawsuit, claim, demand, administrative proceeding or arbitration; shall extend to any claim or assertion that Broker breached or waived any provision of any Policy, endorsement, or application; and shall include, but not be limited to any claims or assertions of bad faith, breach of covenant of fair dealing, unfair claims or insurance practices, deceptive trade practices, extracontractual or exemplary damages arising wholly, or in part, from the action or inaction of Broker.

X.	INDEMNIFICATION OF BROKER

A.   Bristol shall indemnify and hold Broker harmless:

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1.   Against any claims, liabilities or costs of defense which Broker may become obligated to pay as a result of loss to policyholders caused by an error of Bristol in the processing of policies under this Agreement unless Broker has caused, contributed to or compounded such error.

2.   Against any and all civil liability for damages and expenses, including the cost of defense, that Broker may be obligated to pay as a direct result of the failure of Bristol to comply with the requirements of the Fair Credit Reporting Act, Federal Truth in Lending Law and Fair Credit Billing Act, unless such failure to comply has been caused or contributed to by any act or omission of Broker.

B.   Bristol's obligation to indemnify Broker shall be conditioned upon prompt notification by Broker to Bristol of any claim made or legal action brought against Broker which is subject to indemnification as set forth above and Bristol shall have the right to direct the investigation, settlement and defense of any such claim or action. Bristol shall not be obligated to indemnify Broker to the extent the Broker has valid and collectable insurance applicable to any damage or liability.

XI.	TERMINATION AND AMENDMENT

A.   The Agreement shall terminate:

1.   Automatically, if any public authority cancels, declines renewal of, or suspends Broker's license.

2.   Automatically, on the effective date of sale, transfer, assignment, change of ownership, change of control or merger of Broker's business. Bristol, at its sole and absolute discretion, may offer a Brokerage Agreement to any successor of Broker.

3.   Upon either party giving at least thirty (30) days advance written notice to the other. The Broker acknowledges Bristol's right to terminate and waives any longer notice period which may be available under applicable statutes, rules or regulations.

4.   Immediately upon either party giving written notice to the other in the event of abandonment, fraud, insolvency, breach of this Agreement, or gross and willful misconduct on the part of such party.

B.     If this Agreement is terminated as provided in Sub-Section A, above;

1.   The Broker's authority set forth in paragraph III, above, will cease on the date of the event described in Sub-Section A(1) or (2); or on the date specified in a Notice of Termination of this Agreement if given with respect to Sub-Section A (3) or (4).

2.   All provisions of this agreement shall remain in full force and effect including Section VI, Commissions. The parties agree that after termination, Bristol will pay Broker a Commission of ____% on renewal policies for a period of three (3) years from the date of termination. After the three (3) years have passed, California Insurance Code Section 769 shall apply.

3.   Bristol shall continue to provide to the policyholders all normal and appropriate services on all in force Policies without interruption until said Policies may lawfully be terminated.

C.   Bristol may amend this Agreement (1) upon thirty (30) days prior written notice to Broker, or (2) immediately, in the event Bristol amends this Agreement to comply with the law. Broker shall not be entitled to, and hereby waives, any and all monetary damages, fees, and/or costs in the event an amendment was not in compliance with this Section XI(C). Broker acknowledges such right to amend and waives any longer notice period which may be available under applicable statutes, rules or regulations.

XII.	GENERAL PROVISIONS

A.   Assignment: Broker's rights, responsibilities and interests under this Agreement shall not be assigned or transferred, by operation of law or otherwise, without the prior written consent of Bristol, in Bristol's sole and absolute discretion. Any transfer or assignment in violation of this Agreement shall be deemed null and void.

B.   Governing Law: This Agreement and the provisions herein shall be governed by the laws of the State of California. If any provision of this Agreement conflicts with such governing law, such provision shall be modified to comply with such law. Venue for all actions arising from or commencing under this Agreement shall be in Los Angeles County, California.

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C.   Severability: This Agreement is severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or any other term or provision hereof.

D.   Arbitration: Any dispute arising out of or related to this Agreement shall be resolved exclusively by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Either party may invoke this arbitration procedure by giving written notice to that effect to the other party. The parties will attempt to agree upon a single arbitrator. If agreement regarding selection of a single arbitrator is not reached within thirty (30) days after the initial demand for arbitration, each party shall, within thirty (30) days thereafter, select an arbitrator. Those two arbitrators shall, within thirty (30) days after they both have been named, select a third arbitrator, who shall serve as the Chair of the arbitration panel. If the two party-selected arbitrators are unable to agree upon a third arbitrator, then the AAA shall appoint a person who is neutral to the parties to act as the Chair of the arbitration panel. None of the arbitrators may be former or current partners, principals, directors, officers, shareholders or employees of the parties or their affiliates.

E.   Entire Agreement: This Agreement supersedes and replaces as of its effective date all previous agreements, whether oral or written, between Bristol and Broker. No representative of either party shall have the power to alter or waive any of the terms, provisions or conditions of this Agreement unless such alterations or waivers are made in writing and duly signed by both parties.

F.   Notice:  For purposes of this Agreement, any notice required by this Agreement must always be written and deemed a material provision. Whenever notice is required (a) by Bristol, the mailing, faxing, or delivery of a notice to the last known address of Broker as shown by Bristol's records shall constitute effective notice; (b) by Broker, the mailing, faxing, or delivery of a notice to the following persons shall constitute effective notice:

Robert Sadler
Senior Vice-President, Marketing
Bristol West Holdings, Inc.
5701 Stirling Road
Davie, Florida 33314

Copy To:

George G. O'Brien, Esquire
Chief Legal Officer
Bristol West Holdings, Inc.
1103 Laurel Oak Road, Suite 111
Voorhees, New Jersey 08043

G.   Confidentiality: Bristol and Broker may share with one another confidential information regarding Broker's clients. In the course of dealing with one another, Bristol and Broker will each have access to the non-public customer information of the other (the "Confidential Information"). Bristol and Broker hereby agree to maintain the confidentiality of the Confidential Information in accordance with all applicable privacy laws and regulations. Bristol and Broker, and their respective advisors and agents may use the Confidential Information to provide the products and services contemplated under this Agreement and as otherwise permitted by law and regulation. Bristol and Broker further agree to implement and maintain throughout the term of this Agreement security measures reasonably designed to: (i) ensure the security and confidentiality of the Confidential Information, (ii) protect against any anticipated threats or hazards to the security and integrity of such Confidential Information, and (iii) protect against unauthorized access to or use of such Confidential Information that could result in substantial harm or inconvenience to any of their customers.

H.   Time is of the Essence: Time is of the essence with respect to all provisions contained in the Agreement.

I.   Application Process: In connection with Broker's application for a Brokerage Agreement, Broker acknowledges and agrees that an investigation may be made into the character, occupation, general reputation, personal habits, health, financial condition, and mode of living of the Broker and its representatives.

J.   Signature: Broker acknowledges that a signature is not required on this revised Agreement. This Agreement is an amendment to the Producer's Agreement, which authorizes this amendment without signature.

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In witness whereof, Broker and Bristol have caused this Agreement to be executed and made effective on January 1, 2005.

BROKER	BRISTOL WEST INSURANCE SERVICES OF
CALIFORNIA, INC.

By:	By
Title:	Title:
Date:	Date:
Witness:	Witness:

EXHIBIT #1 -- COMMISSIONS

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